EXHIBIT 99.1

Loss on Related Party Ore Purchase Agreement and Change in Fair Value of Embedded Derivative

Inputs
Initiation date	4/15/2011
Measurement date	4/15/2011
Initial price	$10,000,000
Total delivery	33,000
Price / oz.	$500
Discount Rate **	25%

Date	OZ to Deliver	Total Price	Discount Period	Discount Factor	PV of PMT	Futures Price on Measurement Date *	Delivery Value	PV of Delivery	Related Party Ore Purchase Derivative Contract
1/31/2012	-	$10,000,000	0.80	0.84	$10,000,000	$1,489.40	$0	$0
2/29/2012	-	$0	0.88	0.82	$0	$1,490.90	$0	$0
3/31/2012	180	$90,000	0.96	0.81	$72,582	$1,490.90	$268,362	$216,425
4/30/2012	360	$180,000	1.05	0.79	$142,489	$1,492.80	$537,408	$425,416
5/31/2012	360	$180,000	1.13	0.78	$139,864	$1,492.80	$537,408	$417,579
6/30/2012	360	$180,000	1.21	0.76	$137,287	$1,495.20	$538,272	$410,544
7/31/2012	2,380	$1,190,000	1.30	0.75	$890,901	$1,495.20	$3,558,576	$2,664,150
8/31/2012	3,471	$1,735,600	1.38	0.73	$1,275,429	$1,497.70	$5,198,816	$3,820,420
9/30/2012	3,694	$1,846,800	1.46	0.72	$1,332,143	$1,497.70	$5,531,905	$3,990,300
10/31/2012	4,406	$2,202,800	1.55	0.71	$1,559,660	$1,501.10	$6,613,246	$4,682,413
11/30/2012	3,417	$1,708,400	1.63	0.69	$1,187,323	$1,501.10	$5,128,958	$3,564,580
12/31/2012	4,094	$2,046,800	1.71	0.68	$1,396,300	$1,505.90	$6,164,552	$4,205,376
12/31/2013	10,612	$5,306,100	2.21	0.61	$3,237,604	$1,544.40	$16,389,482	$10,000,312
Total	33,333	$26,666,500			$21,371,583		$50,466,986	$34,397,514	$13,025,932

Inputs
Initiation date	4/15/2011
Measurement date	12/31/2011
Initial price	$10,000,000
Total delivery	33,000
Price / oz.	$500
Discount Rate **	25%

Date	OZ to Deliver	Total Price	Discount Period	Discount Factor	PV of PMT	Futures Price on Measurement Date *	Delivery Value	PV of Delivery	Related Party Ore Purchase Derivative Contract
1/31/2012	-	10,000,000	0.08	0.98	$10,000,000	$1,565.80	$0	$0
2/29/2012	-	-	0.17	0.96	$0	$1,566.80	$0	$0
3/31/2012	180	90,000	0.25	0.95	$85,086	$1,568.00	$282,240	$266,831
4/30/2012	360	180,000	0.33	0.93	$167,038	$1,569.40	$564,984	$524,298
5/31/2012	360	180,000	0.42	0.91	$163,960	$1,569.40	$564,984	$514,638
6/30/2012	360	180,000	0.50	0.89	$160,939	$1,571.60	$565,776	$505,865
7/31/2012	2,380	1,190,000	0.58	0.88	$1,044,386	$1,571.60	$3,740,408	$3,282,716
8/31/2012	3,471	1,735,600	0.67	0.86	$1,495,161	$1,573.80	$5,462,975	$4,706,170
9/30/2012	3,694	1,846,800	0.75	0.85	$1,561,646	$1,573.80	$5,812,988	$4,915,436
10/31/2012	4,406	2,202,800	0.83	0.83	$1,828,361	$1,575.90	$6,942,785	$5,762,627
11/30/2012	3,417	1,708,400	0.92	0.81	$1,391,876	$1,575.90	$5,384,535	$4,386,914
12/31/2012	4,094	2,046,800	1.00	0.80	$1,636,856	$1,578.10	$6,460,110	$5,166,245
12/31/2013	10,612	5,306,100	1.50	0.72	$3,795,382	$1,596.40	$16,941,316	$12,117,897
Total	33,333	26,666,500			$23,330,692		$52,723,101	$42,149,637	$18,818,944

* GCJ2 Comb Commodity Futures prices as of 4/15/11
** Based on publicly traded mining companies focuses on Gold with zero revenue.

Related Party Ore Purchase Derivative Contract as of April 15, 2011	$13,025,932
Related Party Ore Purchase Derivative Contract as of December 31, 2011	$18,818,944
Loss on Related Party Ore Purchase Derivative as of December 31, 2011	$5,793,013